Exhibit 99.2

NEWS
(PLRE)

FOR IMMEDIATE RELEASE:	September 2, 2004
Contact:	Jeffrey Fisher, CFO, Price Legacy Corporation.
17140 Bernardo Center Drive, Suite 300, San Diego, CA 92128 (858) 675-9400

PRICE LEGACY CORPORATION ANNOUNCES FILING OF PURPORTED CLASS
ACTION LAWSUITS

San Diego, CA. (September 2, 2004) – Price Legacy Corporation (NASDAQ: PLRE) announced  that two purported class action complaints have been filed in the Superior Court of California, County of San Diego, against the Company and each current member and one past member of the Company’s Board of Directors.  The complaints allege breaches of the defendants’ fiduciary duty to the Company’s stockholders in connection with the recently announced merger agreement pursuant to which the Company will be acquired by PL Retail LLC, a joint venture between Kimco Realty Corporation and DRA Advisors LLC.  The complaints challenge the sufficiency of the merger consideration and seek to enjoin the merger transaction and unspecified damages from the defendants.  No trial date has been scheduled for either case.

Price Legacy acquires, operates, develops and sells open-air shopping centers nationwide. The Company manages its properties through regional offices located in Arizona, California, Florida, and Virginia. Price Legacy has its corporate offices in San Diego, California, is organized as a REIT and has a taxable REIT subsidiary, Excel Legacy Holdings Inc.  For more information on Price Legacy, visit the Company’s Web site at www.PriceLegacy.com.

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Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include changes in general economic conditions, real estate conditions, competition, litigation, financial performance of Price Legacy’s properties, joint ventures and investments, and environmental and other liabilities. The Company refers you to the documents it files from time to time with the Securities and Exchange Commission available through the Company’s website at www.PriceLegacy.com, which discuss these and other factors that could adversely affect the Company’s results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Price Legacy undertakes no obligation to update publicly or revise any forward-looking statements.